Exhibit 3.3

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "CATASYS, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF SEPTEMBER, A.D. 2011, AT 2:50 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CORRECTION IS THE SIXTH DAY OF SEPTEMBER, A.D. 2011, AT 12:01 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3709242 8100

110973638

AUTHENTICATION: 9005804

DATE: 09-01-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF CORRECTION
TO THE
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION
OF
CATASYS, INC.

It is hereby certified that:

1.           The current name of the corporation (the “Corporation”) is Catasys, Inc.

2.           The Certificate of Amendment to the Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on August 1, 2011, requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.           The first inaccuracy to be corrected is as follows:

Paragraph 2 of Article FOURTH of the Certificate of Amendment mistakenly authorized an incorrect number of shares of Common Stock, and reads in its entirety as follows:

“Upon the effectiveness of this Certificate of Amendment, every twenty-five (25) issued and outstanding shares of Common Stock of the Corporation shall be changed and reclassified into one (1) share of Common Stock, which shares shall be fully paid and non-assessable shares of Common Stock of the Corporation; provided, however, that in lieu of fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of Common Stock owned by such stockholder), any such fractional interests in shares of Common Stock shall be paid in cash in an amount equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the OTC Bulletin Board during regular trading hours for the five trading days immediately preceding the effectiveness of this Certificate of Amendment.”

4.           Paragraph 2 of Article FOURTH of the Certificate of Amendment is corrected to read as follows:

“Upon the effectiveness of this Certificate of Amendment, every forty (40) issued and outstanding shares of Common Stock of the Corporation shall be changed and reclassified into one (1) share of Common Stock, which shares shall be fully paid and non-assessable shares of Common Stock of the Corporation; provided, however, that in lieu of fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of Common Stock owned by such stockholder), any such fractional interests in shares of Common Stock shall be paid in cash in an amount equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the OTC Bulletin Board during regular trading hours for the five trading days immediately preceding the effectiveness of this Certificate of Amendment.”

5.           The second inaccuracy to be corrected is as follows:

Article FIFTH of the Certificate of Amendment mistakenly states that “This Certificate of Amendment shall be effective on August 8, 2011 at 12:01 a.m. EST.”

6.           Article FIFTH of the Certificate of Amendment is corrected to read as follows:

“This Certificate of Amendment shall be effective on September 6, 2011 at 12:01 a.m. EST.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its duly authorized officer this 1st day of September 2011.

CATASYS, INC.

By:	/s/ Susan Etzel
Susan Etzel
Chief Financial Officer

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CATASYS, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 2011, AT 3:54 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE EIGHTH DAY OF AUGUST, A.D. 2011, AT 12:01 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3709242 8100

AUTHENTICATION: 8940746

110878325

DATE: 08-01-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
CATASYS, INC.

Catasys, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify:

FIRST:                      This Certificate of Amendment amends the provisions of the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) originally filed with the Secretary of State of the State of Delaware on September 29, 2003.

SECOND:                 A Certificate of Amendment to the Certificate of Incorporation was filed on March 9, 2011 to change the name of the Corporation from Hythiam, Inc. to Catasys, Inc.

THIRD:                     The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Sections 228 and 242 of the DGCL.

FOURTH:                 The first paragraph of Article FOURTH of the Certificate of Incorporation is hereby deleted and replaced in its entirety with:

“FOURTH:              1.    The authorized capital stock of the Corporation shall consist of two billion fifty million (2,050,000,000) shares, of which two billion (2,000,000,000) shares shall be designated as Common Stock, each with a par value of $0.0001 per share (the “Common Stock”), and fifty million (50,000,000) shares shall be designated as Preferred Stock, each with a par value of $0.0001 per share (the “Preferred Stock”).”

Upon the effectiveness of this Certificate of Amendment, every twenty-five (25) issued and outstanding shares of Common Stock of the Corporation shall be changed and reclassified into one (1) share of Common Stock, which shares shall be fully paid and non-assessable shares of Common Stock of the Corporation; provided, however, that in lieu of fractional interests in shares of Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of Common Stock owned by such stockholder), any such fractional interests in shares of Common Stock shall be paid in cash in an amount equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the OTC Bulletin Board during regular trading hours for the five trading days immediately preceding the effectiveness of this Certificate of Amendment.”

FIFTH:                      This Certificate of Amendment shall be effective on August 8, 2011 at 12:01 a.m. EST.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 1st day of August, 2011.

CATASYS, INC.

By:	/s/ Susan Etzel
Susan Etzel
Chief Financial Officer